                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registration  [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                          The Washington Post
                -----------------------------------------------

                (Name of Registrant as Specified In Its Charter)

                         Carolyn Wright, RCI Group
                -----------------------------------------------

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
         or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

(1)      Title of each class of securities to which transaction applies:

         _______________________________________________________________________

(2)      Aggregate number of securities to which transaction applies:

         _______________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *1

         _______________________________________________________________________
(4)      Proposed maximum aggregate value of transaction:

         _______________________________________________________________________
*1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount previously paid:
         _______________________________________________________________________

(2)      Form, Schedule or Registration Statement No.:
         _______________________________________________________________________

(3)      Filing Party:
         _______________________________________________________________________

(4)      Date Filed:
         _______________________________________________________________________

THE WASHINGTON POST COMPANY
1150 15TH STREET, N.W., WASHINGTON, D. C. 20071

                                                                March 29, 1996





TO OUR STOCKHOLDERS:

   You are cordially invited to the Company's 1996 Annual Meeting of Stockholders, which will be held in the Ninth Floor Meeting Room, The Washington Post Building, 1150 15th Street, N.W., Washington, D.C., on Thursday, May 9, 1996, at 9:00 o'clock in the morning.

   At the meeting there will be a report on the Company's activities, and Directors will be elected for the ensuing year.

   It is important that your shares be represented at the meeting. Please sign the accompanying Proxy and return it promptly in the envelope provided. If you plan to attend, kindly so indicate in the space provided on the Proxy.

                                   Sincerely yours,





   ALAN G. SPOON                         DONALD E. GRAHAM
     President                              Chairman

THE WASHINGTON POST COMPANY







              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS/MAY 9, 1996

   The Annual Meeting of Stockholders of The Washington Post Company will be held in the Ninth Floor Meeting Room, The Washington Post Building, 1150 15th Street, N.W., Washington, D.C., 20071 on Thursday, May 9, 1996, at 9:00 a.m., Eastern Daylight Saving Time, for the following purposes:

      1. To elect Directors for the ensuing year, as more fully described in the accompanying Proxy Statement.

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on March 11, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

   It is important that your shares be represented and voted at the meeting, and you should therefore sign and return your Proxy at your earliest convenience.

                       By Order of the Board of Directors,

                           DIANA M. DANIELS, Secretary



Washington, D. C., March 29, 1996

THE WASHINGTON POST COMPANY
1150 15th Street, N.W., Washington, D.C. 20071







                                 PROXY STATEMENT

                                                                March 29, 1996

   The accompanying Proxy is solicited by the Board of Directors of The Washington Post Company (hereinafter called the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 9, 1996, and at any adjournment or adjournments thereof. A Proxy may be revoked at any time before it is voted at the meeting. Solicitation of proxies will be made by the Company's management through the mail, in person or by telegraph or telephone, without additional compensation being paid to such members of the Company's management, and the cost of such solicitation will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy cards and proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their expenses in so doing.

   This Proxy Statement and the accompanying Proxy, together with a copy of the Annual Report of the Company for the fiscal year ended December 31, 1995, are being mailed to the stockholders on March 29, 1996. The Company has also filed with the Securities and Exchange Commission a report on Form 10-K for such fiscal year, a copy of which will be furnished without charge (except for exhibits) to any stockholder upon his or her written request addressed to the Treasurer of the Company at the address shown above. No material contained in either of such reports is to be considered a part of the proxy soliciting material.

   As of the close of business on March 11, 1996, the record date for the Annual Meeting, the Company had outstanding and entitled to vote 1,804,250 shares of Class A Common Stock (hereinafter called "Class A Stock") and 9,190,964 shares of Class B Common Stock (hereinafter called "Class B Stock"), each of which is entitled to one vote upon all matters on which such class of stock is entitled to vote. Only stockholders of record at the close of business on March 11, 1996, are entitled to vote at the Annual Meeting or at any adjournment thereof.

   As of the date of this Proxy Statement the only matter that the Board of Directors expects to present to the Annual Meeting is the election of Directors for the ensuing year. Information with respect to the principal holders of the Class A Stock and the Class B Stock is given below.

                              ELECTION OF DIRECTORS


   A Board of fourteen Directors is to be elected, nine by the holders of Class A Stock voting separately as a class and five by the holders of Class B Stock voting separately as a class. All Directors will hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and shall have qualified or as otherwise provided in the By-laws of the Company.

   Each Class A Stock Proxy and each Class B Stock Proxy executed and returned by a stockholder will be voted for the election of the respective Directors hereinafter shown as nominees for each respective class of stock, unless otherwise indicated on such Proxy. In the event that any nominee withdraws or for any reason is not able to serve as a Director, the persons named in the accompanying Proxy will either vote for such other person as the Board of Directors may nominate or will not vote for anyone to replace such nominee. The Board of Directors knows of no reason which would cause any nominee to be unable to act or to refuse to accept nomination or election. Directors will be elected by a plurality of the votes cast. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote.

NOMINEES FOR ELECTION BY CLASS A STOCKHOLDERS

   Warren E. Buffett

      Mr. Buffett, age 65, has for more than ten years been Chairman of the Board and Chief Executive Officer of Berkshire Hathaway Inc. (insurance underwriting, newspaper publishing and various manufacturing and marketing activities). Mr. Buffett served as a Director of the Company between 1974 and 1986. He is a director of Berkshire Hathaway Inc., The Coca-Cola Company, The Gillette Company, and Salomon Inc. Mr. Buffett is also a trustee of Grinnell College, The Business Enterprise Trust and The Urban Institute.

   Martin Cohen

      Mr. Cohen, age 64, is a Vice President of the Company, having served as Vice President--Finance and Treasurer from 1975 until July 1987, when he was elected to the Board of Directors. He is a member of the Finance Committee of the Board. He is also a director and President of Homer News, Inc., which publishes a weekly newspaper in Homer, Alaska, and is a member of the Corporate Board of Children's Hospital National Medical Center. Mr. Cohen also serves as a trustee of the Philip L. Graham Fund.

   George J. Gillespie, III

      Mr. Gillespie, age 65, has since 1963 been a partner in Cravath, Swaine & Moore, which is one of several law firms retained by the Company in 1994 and 1995 and which it proposes to retain in 1996. He has been a Director of the Company since 1974 and serves as Chairman of the Finance Committee of the Board. Mr. Gillespie is also a director of The Fund

      American Enterprises Holdings, Inc., and the National Multiple Sclerosis Society, a director and Chairman of the Madison Square Boys & Girls Club, a director and Secretary-Treasurer of the John M. Olin Foundation, Inc., a director and President of the Pinkerton Foundation. Mr. Gillespie also serves on the boards of a number of other foundations, educational institutions, and charitable organizations.

   Donald E. Graham

      Mr. Graham, age 50, has been Chairman of the Board of the Company since September 1993 and Chief Executive Officer of the Company since May 9, 1991. Mr. Graham served as President of the Company between May 1991 and September 1993. He is also Publisher of The Washington Post, a position he has held since January 1979. Mr. Graham has been a Director of the Company since 1974 and is a member of the Finance and Executive Committees of the Board. He is the son of Katharine Graham, who is a Director and Chairman of the Executive Committee of the Company. By virtue of his ownership of 14.5% of the outstanding Class A Stock of the Company, his right to control the vote, as a trustee of a certain family trust, of an additional 13.8% of such stock, together with the ownership right of his mother, Katharine Graham, of an additional 29.7% of such stock, Donald and Katharine Graham effectively vote a total of 58.0% of the Class A shares. Mr. Graham is a trustee of the Federal City Council and the Philip L. Graham Fund.

   Katharine Graham

      Mrs. Graham, age 78, has been Chairman of the Executive Committee since September 1993. On September 9, 1993, Mrs. Graham stepped down as Chairman of the Board, a position she had held since 1973. Mrs. Graham and her son, Donald Graham, effectively vote a total of 58.0% of the Class A shares (see above). Mrs. Graham has been a Director of the Company since 1957 and is a member of the Finance and Executive Committees of the Board. Mrs. Graham is also a director of the Council for Aid to Education, the Philip
      L. Graham Fund, and The Urban Institute, a Life Trustee of the University of Chicago and an Honorary Trustee of The Committee for Economic Development.

   William J. Ruane

      Mr. Ruane, age 70, has for more than eight years been Chairman of the Board of Ruane, Cunniff & Co., Inc., an investment management firm, and Sequoia Fund, Inc., a mutual fund. He was elected a Director of the Company in September 1985 and is a member of the Audit and Finance Committees of the Board of Directors. He is also a director of the New York Theatre Workshop and is a trustee of the Y.W.C.A. of New York and The Carmel Hill Fund.

   Richard D. Simmons

      Mr. Simmons, age 61, has been retired since June 30, 1991; prior to his retirement he had been President and Chief Operating Officer of the Company for nearly ten years. Since September 1981, he has been a Director of the Company and is a member of the Compensation Committee of the Board of Directors. Through March 1996, Mr. Simmons served as President of International Herald Tribune, S.A., a French publishing company owned jointly by the Company and The New York Times Company, a position he had held since 1989. Mr. Simmons is a director of Morgan Guaranty Trust Company of New York, J.P. Morgan & Co. Inc., Yankee Publishing, Inc., and Union Pacific Corporation, a member of the General Electric Investment Corporation Equity Advisory Board, a trustee of The Phillips Collection and a member of the Council of the White Burkett Miller Center of Public Affairs at the University of Virginia.

   Alan G. Spoon

      Mr. Spoon, age 44, has been President since September 9, 1993 and Chief Operating Officer of the Company and a Director of the Company since May 9, 1991 and is a member of the Executive and Finance Committees of the Board. Mr. Spoon has served in various capacities with the Company since joining in 1982 as Vice President for business development and planning. He is a Director of the National Museum of Natural History.

   George W. Wilson

      Mr. Wilson, age 58, has for more than fifteen years been President and Chief Executive Officer of Newspapers of New England, Inc., Newspapers of New Hampshire, Inc., Newspapers of Massachusetts, Inc. and President of the Concord Monitor, which is published in Concord, N.H. He was elected a Director of the Company in September 1985 and serves as Chairman of the Compensation Committee of the Board of Directors. Mr. Wilson is also a director of The Bakersfield (California) Californian and The Associated Press.

NOMINEES FOR ELECTION BY CLASS B STOCKHOLDERS

   Daniel B. Burke

      Mr. Burke, age 67, has been retired since February 1996; prior to his retirement he had been President and Chief Executive Officer of Capital Cities/ABC, Inc., a leading media company. He is a director of Avon Products, Inc., Consolidated Rail Corporation, Darden Restaurants, Morgan Stanley & Co., Inc. and Rohm & Haas Company. Mr. Burke is also a director of United Way of New York City and International Executive Service Corp., a trustee of New York Blood Center and Vice Chairman of the Board of Presbyterian Hospital in the City of New York. Mr. Burke is the brother of James E. Burke, a Director of the Company.

   James E. Burke


      Mr. Burke, age 71, is Chairman of the Partnership for a Drug-Free America. Prior to his retirement in April 1989 he had been Chairman of the Board and Chief Executive Officer of Johnson & Johnson, a leading manufacturer of health care and other products. He joined the Board of Directors of the Company in November 1989 and is a member of the Finance and Compensation Committees of the Board. Mr. Burke is a trustee of the Robert Wood Johnson Foundation, a director of the Center on Addiction and Substance Abuse, and Chairman of the Business Enterprise Trust. He also serves on the boards of a number of other foundations, councils and charitable organizations. Mr. Burke is the brother of Daniel B. Burke, a nominee for election by Class B Stockholders.

   Ralph E. Gomory

      Mr. Gomory, age 66, has since 1989 been President of the Alfred P. Sloan Foundation, a charitable foundation. Before assuming his present position he had served for thirty years with IBM Corporation, where he was Senior Vice President for Science and Technology from 1986 to 1989 after having been Senior Vice President and Director of Research since 1970. He became a Director of the Company in July 1989 and is a member of the Audit Committee of the Board. In addition he is a director of Ashland Oil, Inc., Lexmark International, Inc., Polaroid Corporation and The Bank of New York. Mr. Gomory is also a member of the National Academy of Sciences and the National Academy of Engineering.

   Donald R. Keough

      Mr. Keough, age 69, has been Chairman of Allen & Company Incorporated since April 1993 following his retirement as President, Chief Operating Officer and a director of The Coca-Cola Company, a major international beverage company. He has been a Director of the Company since 1989 and is a member of the Audit Committee of the Board. He is also a director of National Services Industries, Inc., The Home Depot, Inc., McDonald's Corporation and H.J. Heinz Company. Mr. Keough is also a trustee of the University of Notre Dame, Morehouse School of Medicine and St. Joseph's Hospital Foundation, a director of Special Olympics and serves on the boards of a number of other educational institutions and charitable organizations.

   Barbara Scott Preiskel

      Mrs. Preiskel, age 71, has been an attorney in private practice since March 1983, when she retired as Senior Vice President and General Counsel of the Motion Picture Association of America, Inc., a position she had held since December 1977. She was elected a Director of the Company in September 1985 and is Chairman of the Audit Committee of the Board of Directors. Mrs. Preiskel is also a director of American Stores Company, General Electric Company, Massachusetts Mutual Life Insurance Co. and Textron Inc., serves as a trustee of Tougaloo College and Wellesley College, and is a director of the American Museum of the Moving Image.

   The  standing  committees  of  the  Board  include  an  Audit  Committee,   a
Compensation Committee, an Executive Committee and a Finance Committee. The Board does not have a nominating committee.

   The Audit Committee recommends the independent accountants appointed by the Board to audit the consolidated financial statements of the Company, which includes an inspection of the books and accounts of the Company, and reviews with such accountants the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures. The Audit Committee met twice in 1995.

   The Compensation Committee considers and approves the Company's incentive compensation and bonus programs, and specifically approves all salaries of $150,000 or more per year, all incentive compensation awards and all other bonuses (other than sales bonuses) of $5,000 or more, and also awards stock options. During 1995 the Committee held three meetings.

   The Executive Committee has and may exercise all of the powers of the Board delegable by law in the management of the business and affairs of the Company. During 1995 the Executive Committee met five times.

   The Finance Committee considers and makes recommendations to the Board relating to dividend policy, major acquisitions and dispositions of businesses, incurrence of indebtedness, selection of managers of defined benefit plan assets, stock repurchase programs and certain other financial matters. The Finance Committee met once in 1995.

   During 1995 the Board held six regular bi-monthly meetings. Each of the persons nominated by the Board for election as a Director and who served as a Director in 1995 attended at least 75% of the aggregate of the total number of meetings held during 1995 of the Board and of the committees on which he or she served.

Compensation of Directors

   The only Directors of the Company who are compensated for serving in that capacity are those who are not employees of the Company or its subsidiaries. Each such person receives an annual fee of $35,000 for service as a Director and an additional $5,000 for service as chairman of a committee of the Board. The Company reimburses all such Directors for their expenses incurred in attending Board and committee meetings.

   In July 1994, the Company extended its agreement with Mr. Richard D. Simmons, a Director of the Company through March 31, 1996, under which Mr. Simmons provides consulting and other services to the Company (see page 26).

Stockholder Proposals

   The Securities and Exchange Commission requires the Company to submit to a vote at its annual meetings, and to include in its proxy materials for such meetings, stockholder proposals meeting the requirements of the Commission's proxy rules if such proposals are submitted in a timely fashion by stockholders entitled to vote thereon. Eligible proposals intended to be submitted to the Company's annual meeting to be held in 1997 must be received by the Secretary of the Company at its offices in Washington, D.C., no later than November 29, 1996.

   Holders of Class B Stock are entitled to vote only for the election of 30% of the members of the Board of Directors (and, if required by the rules of the New York Stock Exchange, on management proposals to reserve shares for stock options or to acquire the stock or assets of other companies under certain circumstances). In accordance with the rules of the Securities and Exchange Commission, proposals submitted on other matters by holders of Class B Stock have not been and will not be included in the Company's proxy materials for annual meetings.

Stock Holdings of Certain Beneficial Owners and Management

   The information in the following two tables relates to each person who on February 1, 1996, was a "beneficial owner" (as defined under the proxy rules of the Securities and Exchange Commission) of more than 5% of the Company's Class A or Class B Stock. Under the proxy rules a person is deemed to be the "beneficial owner" of stock if such person has (or shares) either investment power or voting power over such stock, or has (or shares) the right to acquire such stock within 60 days by any of a number of means, including the conversion of another security which is convertible into such stock. A substantial number of shares of the Company's Class A and Class B Stock is held in trusts or subject to other agreements which provide for the sharing of investment power, voting power or both among several persons, each of whom is deemed by the Securities and Exchange Commission to be a "beneficial owner" of the shares so held. Furthermore, in many cases such persons do not include the beneficiary of the trust who, although not deemed to be a "beneficial owner" in the absence of voting or investment power over the shares, is nevertheless shown below as a beneficial owner because of the beneficiary's economic interest in the shares. In addition, since all the shares of Class A Stock are convertible at the option of the holder into Class B Stock on a share-for-share basis, each "beneficial owner" of shares of Class A Stock is deemed by the Securities and Exchange Commission to be a "beneficial owner" of the same number of shares of Class B Stock; in indicating below a person's "beneficial ownership" of shares of Class B Stock it has been assumed that such person has converted into Class B Stock all shares of Class A Stock of which such person is a "beneficial owner". For these reasons there is very substantial duplication in the numbers of shares and percentages shown in the following table.

                          Principal Holders of Stock


                                                      Shares(%)
          Name and Address of            ----------------------------------
            Beneficial Owner              Class A Stock     Class B Stock*
           ------------------            ---------------    ---------------

Katharine Graham(a)(i)
  2920 R Street, N.W.
  Washington, D.C. ......................  536,257(29.7%)     884,724(8.0%)

Donald E. Graham(b)(i)
  3110 Newark Street, N.W.
  Washington, D.C. ......................  941,469(52.2%)  3,490,572(31.7%)

William W. Graham(c)(i)
  Suite 401
  11661 San Vincente Blvd.
  Los Angeles, California ...............  292,627(16.2%)        **

Stephen M. Graham(d)(i)
  18 E. 78th Street
  New York, N.Y. ........................  309,889(17.2%)        **

Elizabeth G. Weymouth(e)(i)
  21 East 79 Street
  New York, N.Y. ........................  404,874(22.4%)     580,834(5.3%)

George J. Gillespie, III(f)(i)
  Sterling Road
  Harrison, N.Y. ........................  455,523(25.2%)  1,313,944(11.9%)

Berkshire Hathaway Inc.(g)
  1440 Kiewit Plaza
  Omaha, Nebraska .......................         --       1,727,765(15.7%)

Morgan Guaranty Trust Company
 of New York(h)
  9 West 57th Street
  New York, N.Y. ........................         --          534,101(4.9%)

Southeastern Asset Management, Inc. (j)
  6075 Poplar Avenue, Suite 900
  Memphis, Tennessee 38119...............         --          594,951(5.4%)

________________
* The calculations set forth in this table relating to percentage ownership of Class B Stock include 1,804,250 shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned.

** Less than five percent.               (Footnotes continued on following page)

(Footnotes continued from preceding page)

(a) According to information as of February 1, 1996, and available to the Company, Mrs. Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 536,257 (29.7%) shares, and sole investment power, 536,257 (29.7%) shares. Mrs. Graham also has voting and investment power with respect to shares of Class B Stock as follows: shared voting power, 209,370 (1.9%) shares, and shared investment power, 209,370 (1.9%) shares. In addition Mrs. Graham, as the beneficiary of a revocable trust, is deemed the beneficial owner of 139,097 (1.3%) shares of Class B Stock. Mrs. Graham is also deemed the beneficial owner of 536,257 (4.9%) shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned by her.

(b) According to information as of February 1, 1996, and available to the Company, Mr. Donald Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 262,314 (14.5%) shares, sole investment power, 262,314 (14.5%) shares, shared voting power, 679,155 (37.6%) shares, and shared investment power, 679,155 (37.6%) shares. Mr. Graham also has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 1,957,442 (17.8%) shares, sole investment power 229,677 (2.1%) shares, shared voting power 556,691 (5.1%) shares, and shared investment power, 556,691 (5.1%) shares. The holdings of Class B Stock recorded for Mr. Graham includes 35,000 shares held by Mr. Graham's wife, in which he disclaims beneficial ownership, and 941,469 (8.6%) shares issuable upon conversion of shares of Class A Stock beneficially owned by Mr. Graham. The holdings of Class B Stock recorded for Mr. Graham also include shares of Class B Stock owned by subsidiaries of Berkshire Hathaway, Inc., which have the sole investment power of the shares; sole voting power is held by Mr. Donald Graham under an agreement dated as of February 25, 1977, and amended and extended on September 13, 1985, which has a termination date (which may be extended) of February 24, 1997.

(c) According to information as of February 1, 1996, and available to the Company, Mr. William Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 82,514 (4.6%) shares, sole investment power, 82,514 (4.6%), shared voting power, 85,697 (4.7%) shares, and shared investment power, 85,697 (4.7%) shares. In addition, Mr. William Graham, as the beneficiary of trusts even though he has no voting or investment power with respect thereto, is deemed to be the beneficial owner of 124,416 (6.9%) shares of Class A Stock. The holdings of Class B Stock recorded for Mr. Graham, including shares issuable upon conversion of shares of Class A Stock beneficially owned by Mr. Graham, are less than five percent.

(d) According to information as of February 1, 1996, and available to the Company, Mr. Stephen Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 124,976 (6.9%) shares, sole investment power, 124,976 (6.9%) shares, shared voting power, 60,497 (3.4%) shares and shared investment power, 60,497 (3.4%) shares. In addition, Mr. Stephen Graham, as the beneficiary of trusts even though he has no voting or investment power with respect thereto, is deemed to be the beneficial owner of 124,416 (6.9%) shares of Class A Stock. The holdings of Class B Stock recorded for Mr. Graham, including shares issuable upon conversion of shares of Class A Stock beneficially owned by Mr. Graham, are less than five percent.

(e) According to information as of February 1, 1996, and available to the Company, Mrs. Weymouth has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 93,834 (5.2%) shares, sole investment power, 93,834 (5.2%) shares, shared voting power, 248,832 (13.8%) shares, and shared investment power, 248,832 (13.8%) shares. In addition Mrs. Weymouth, as the beneficiary of a trust even though she has no voting or investment power with respect thereto, is deemed the beneficial owner of 62,208 (3.4%) shares of Class A Stock. Mrs. Weymouth also has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 20,000 ( ( shared investment power, 135,168 (1.2%) shares. In addition, Mrs. Weymouth, as the beneficiary of a trust even though she has no voting or investment power with respect thereto, is deemed the beneficial owner of 20,792 ( B Stock. Mrs. Weymouth is also deemed the beneficial owner of 404,874 (3.7%) of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned by her.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

(f) According  to  information  as of February  1, 1996,  and  available  to the
    Company, Mr. Gillespie, as trustee of various trusts, has voting and investment power with respect to shares of Class A Stock as follows: shared voting power, 455,523 (25.2%) shares, and shared investment power, 455,523 (25.2%) shares. In addition, Mr. Gillespie has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 619,598 (5.6%) shares, sole investment power, 149,097 (1.4%) shares, shared voting power, 234,823 (2.1%) shares, and shared investment power, 709,324 (6.5%) shares. The holdings of Class B Stock recorded for Mr. Gillespie include 4,000 shares held in trust for the benefit of Mr. Gillespie's wife, in which shares he disclaims any beneficial interest, and 455,523 (4.1%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Gillespie, as trustee of various trusts.

(g) According to information as of February 1, 1996, and available to the Company, Berkshire Hathaway, Inc. ("Berkshire") was the beneficial owner of 1,727,765 (15.7%) shares of Class B Stock. The ownership of these shares is through several subsidiaries of Berkshire. Mr. Warren E. Buffett is Chairman of the Board of Berkshire. Mr. Buffett, his wife and a trust of which Mr. Buffett is a trustee, but in which he has no economic interest, own approximately 43.3% of the outstanding shares of Berkshire and Mr. Buffett may be deemed to be in control of Berkshire under Federal securities laws. With respect to shares of Class B Stock owned by subsidiaries of Berkshire, Mr. Buffett, Berkshire and such subsidiaries may be considered to share investment power. Pursuant to an agreement dated as of February 25, 1977 and amended and extended on September 13, 1985 (which has a termination date (which may be extended) of February 24, 1997), Mr. Buffett, Berkshire and such subsidiaries have granted Mr. Donald Graham a proxy to vote such shares in his discretion.

(h) According to information as of February 1, 1996, and available to the Company, Morgan Guaranty Trust Company of New York ("Morgan"), was the beneficial owner of 534,101 (4.9%) shares of Class B Stock. This number includes shares of Class B Stock as to which Morgan has or shares voting and investment power as follows: sole voting power, 21,810 (<1%) shares, sole investment power, 29,310 (<1%) shares, shared voting power, 28,790 (<1%) shares, and shared investment power, 504,791 (4.6%) shares.

(i) According to information as of February 1, 1996, and available to the Company, Mr. Donald Graham, Mrs. Weymouth, and Mr. Gillespie share voting and investment power over 248,832 (13.8%) shares of Class A Stock; Mr. Gillespie and Mr. William Graham share voting and investment power over 25,200 (1.4%) shares of Class A Stock; Mr. Gillespie, Mr. William Graham and Mr. Donald Graham share voting and investment power over 60,497 (3.4%) shares of Class A Stock; Mr. Gillespie, Mr. Stephen Graham and Mr. Donald Graham share voting and investment power over 60,497 (3.4%) shares of Class A Stock; Mr. Donald Graham and Mr. Gillespie share voting and investment power over 60,497 (3.4%) shares of Class A Stock; Mr. Donald Graham, Mrs. Weymouth and Mr. Gillespie share voting and investment power over 135,168 (1.2%) shares of Class B Stock; Mr. Donald Graham and Mr. Gillespie share voting and investment power over 79,995 (7.3%) shares of Class B Stock; Mr. Donald Graham, Mrs. Graham and Mr. Gillespie share voting and investment power of 2,600 ( Donald Graham and Mrs. Graham share voting and investment power over 206,770 (1.9%) shares of Class B Stock held by the Philip L. Graham Trust; and Mr. Gillespie and Morgan share investment powers over 477,101 (4.3%) shares of Class B Stock.

(j) According to information as of February 1, 1996, and available to the Company, Southeast Asset Management, Inc. ("Southeast"), was the beneficial owner of 594,951 (5.4%) shares of Class B Stock. This number includes shares of Class B Stock to which Southeast has or shares voting and investment power as follows: sole voting power, 403,401 (3.7%) shares, sole investment power, 429,401 (3.9%) shares and shared voting and investment power, 158,300 (1.4%) shares.

   The table below, which is based upon information furnished to the Company by its Directors and officers, shows as of February 1, 1996, for each person nominated for election as a Director, and for all Directors and executive officers of the Company as a group, the number of shares of each class of Common Stock "beneficially owned" (as defined in the Securities and Exchange Commission's proxy rules) and, in the case of each nominee for election as a Director, the nature of such "beneficial ownership". For the reasons set forth in the first paragraph of this section of the Proxy Statement, there is very substantial duplication in the numbers of shares and percentages shown in the following table.

                      Holdings of Directors and Officers***

                                                                Shares (%)
                                                        -------------------------
                                                        Class A        Class B(g)
                                                        -------        ----------
Warren E. Buffett****............................            --     1,727,765(15.7%)
Daniel B. Burke..................................                           500*
James E. Burke...................................            --           1,000*
Martin Cohen(a)(f)...............................            --        228,075(2.1%)
George J. Gillespie, III**.......................    455,523(25.2%) 1,313,944(11.9%)
Ralph E. Gomory..................................            --           1,000*
Donald E. Graham**(f)............................    941,469(52.2%) 3,490,572(31.5%)
Katharine Graham**(f)............................    536,257(29.7%)    884,724(8.0%)
Donald R. Keough.................................            --             500*
Barbara Scott Preiskel...........................            --             300*
William J. Ruane(b)..............................            --          21,677*
Richard D. Simmons(c)............................            --          12,913*
Alan G. Spoon(d).................................            --          22,591*
George W. Wilson.................................            --             200*
All Directors and executive officers as a group,
eliminating duplications.........................  1,502,926(83.3%) 4,779,497(43.5%)(e)
______________

      * Less than one percent.

     ** See Table of "Principal Holders of Stock" on page 8.

    *** Unless otherwise indicated, the Directors and officers listed below have sole voting and investment power with respect to such securities.

   **** With respect to voting securities which may be beneficially owned by Mr. Buffett, see footnote (g) on page 10.

                                       (Footnotes continued on following page)


                                11

(Footnotes continued from preceding page)

(a) According to information as of February 1, 1996, and available to the Company, this number includes shares of Class B Stock as to which Mr. Cohen has voting and investment powers as follows: sole voting power, 21,305 ( sole investment power, 21,305 ( power, 206,770 (2.0%) shares, and shared investment power, 206,770 (2.0%) shares.

(b) According to information as of February 1, 1996, and available to the Company, this number includes shares of Class B Stock as to which Mr. Ruane has voting and investment power as follows: sole voting power, 20,749 ( and sole investment power, 21,649 ( addition this number includes 20 shares owned by Mr. Ruane's daughter and 8 shares owned by Mr. Ruane's son, in which shares he disclaims any beneficial interest.

(c) This number includes 10,000 shares of Class B Stock as to which Mr. Simmons has a right to acquire on or before April 1, 1996, by exercise of stock options.

(d) This number includes 18,000 shares of Class B Stock as to which Mr. Spoon has a right to acquire on or before April 1, 1996, by exercise of stock option.

(e) This number includes 1,502,926 shares of Class B Stock issuable upon conversion of shares of Class A Stock "beneficially owned" by Directors and officers and 35,875 shares of Class B Stock which Directors and officers have the right to purchase on or before April 1, 1996 pursuant to stock options; it does not include 200,634 shares of Class B Stock held as of February 1, 1996 by the trustee of various savings plans maintained by the Company and its business units over which the trustee has voting and investment powers.

(f) In addition to the information set forth in footnote (i) in the Table of "Principal Holders of Stock", Mr. Cohen also shares with Mr. Donald Graham and Mrs. Graham voting and investment power over 206,770 (2.0%) shares of Class B Stock in connection with the Philip L. Graham Fund.

(g) Includes 1,804,250 shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned.

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class B Common Stock.

   To the Company's knowledge, based solely on a review of such reports and on information furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 1, 1996, all applicable Section 16(a) filing requirements were complied with.

                            EXECUTIVE COMPENSATION

   The following table shows the compensation paid by the Company and its subsidiaries during 1995, 1994 and 1993 to each of the chief executive officer and the four most highly compensated executive officers of the Company.

                                          Summary Compensation Table
                                          --------------------------
                                     Annual Compensation                  Long Term Compensation
                                     -------------------                  ----------------------
                                                      Other                  Awards            Payouts
                                                      annual      Restricted      Securities             All other
     Name and                                       compensa-       stock         Underlying    LTIP     compensa-
principal position   Year   Salary ($)  Bonus($)     tion($)      award(s)($)(2)  Options(#)  payouts($)  tion($)(5)
------------------   ----   ----------  --------     -------      --------------  ----------  ----------  ----------

Donald E. Graham  .  1995   $399,996         --              --   $133,170           --     $  450,726   $ 7,800
 Chief Executive     1994    399,996         --              --         --           --             --     7,800
 Officer             1993    399,996         --              --    125,966           --         79,642    11,792

Alan G. Spoon......  1995    467,499   $362,780              --    112,143           --        525,240    24,310
 President and
  Chief              1994    429,996    323,145              --         --           --            --     22,360
 Operating Officer   1993    380,004    237,500                    103,626           --         52,503    19,263

Richard M.
 Smith((1))........  1995    325,000    200,000              --     91,358           --        417,450    17,875
 President           1994    310,000     90,000              --         --           --        361,950    17,050
 Newsweek, Inc.      1993    298,808    130,000              --     85,822           --         47,397    16,434

G. William
 Ryan((1)).........  1995    327,000    251,790              --     91,358        2,000        621,950    13,080
 President           1994    309,998    923,000   (3)$135,032(4)        --           --      1,560,000    12,501
 Post-Newsweek       1993    298,750    239,000              --     85,822           --         79,642    11,950
 Stations, Inc.

John B. Morse,
 Jr................  1995    263,335    183,912              --     67,673           --        220,800    13,693
 Vice President and  1994    243,333    164,579              --         --           --             --     7,864
 Chief Financial     1993    223,333    125,625              --     63,839           --         35,548    11,578
 Officer

Martin Cohen.......  1995    172,800    120,684              --     40,604           --        244,320     8,986
 Vice President      1994    160,000    108,216              --         --           --             --        --
                     1993    160,000    160,000              --     38,898           --         52,503     8,714
Beverly R. Keil ...  1995    232,500    144,336              --     51,479           --        126,000    12,090
 Vice President      1994    207,500    124,749              --         --           --             --     7,818
                     1993    177,500     88,750              --     48,508           --         27,056     9,009

____________

   (1) Until May 1995, also an executive officer of the Company.

   (2) The numbers in this column represent the dollar value of the restricted stock awarded to the named executive in the relevant fiscal year. As of the end of fiscal 1995, the Chief Executive Officer and the other named executives had the following aggregate restricted stock holdings: Mr. Graham--1,102 shares, $310,489; Mr. Spoon--918 shares, $258,647; Mr. Smith--754 shares, $212,440; Mr.
Ryan--754 shares,  $212,440;  Mr. Morse--559  shares,  $157,498;  Mr. Cohen--338 shares, $95,232; and Mrs. Keil--425 shares, $119,744. Dividends are paid on restricted stock and are the same as dividends on non-restricted stock.

                                       13

   (3) This amount includes a special deferred compensation credit of $675,000.

   (4) This amount includes $112,940 in relocation allowances and tax gross ups and $22,092 in country club fees.

   (5) Contributions to 401(k) savings plans and the Supplemental Executive Retirement Plan ("SERP") constitute "all other compensation" for 1995 as follows: Mr. Graham--$7,800 in Company contributions to 401(k) plan; Mr. Spoon--$7,800 in Company contributions to 401(k) plan and $16,510 in Company credits to SERP account; Mr. Smith--$8,250 in Company contributions to 401(k) plan and $9,625 in Company credits to SERP account; Mr. Ryan--$6,000 in Company contributions to 401(k) plan and $7,080 in Company credits to SERP account; Mr. Morse--$7,800 in Company contributions to 401(k) plan and $5,893 in Company credits to SERP account; Mr. Cohen--$7,800 in Company contributions to 401(k) plan and $1,186 in Company credits to SERP account; Mrs. Keil--$7,800 in Company contributions to 401(k) plan and $4,290 in Company credits to SERP account.


                      Options Grants in Last Fiscal Year


-------------------------------------------------------------------------------
                           Individual Grants
-------------------------------------------------------------------------------Potential Realizable Value at
                                                                               Assumed Annual Rates of Stock
                                                                               Price Appreciation for Option Term
                                                                               ----------------------------------
                      Number of     Percent of
                     Securities    Total Options
                     Underlying     Granted to     Exercise of
                       Option        Employees      Base Price     Expiration
Name                 Granted (#)  in Fiscal Year      ($/Sh)          Date            5%($)       10%($)
----                 -----------  --------------      ------          ----            -----       ------

Donald E. Graham .        --         --                   --             --              --          --
Alan G. Spoon.....        --         --                   --             --              --          --
Richard Smith* ...        --         --                   --             --              --          --
G. William Ryan* .     2,000         25%             $298.75       12/07/05        $375,360    $952,261
John B. Morse,
Jr................        --         --                   --             --              --          --
Martin Cohen......        --         --                   --             --              --          --
Beverly R. Keil ..        --         --                   --             --              --          --



*Until May 1995, also an executive officer of the Company.


                 Aggregated Option Exercises n Last Fiscal Year
                            and FY-End Option Values
                                                                  Value of
                                                  Number of       unexercised
                                                 unexercised     in-the-money
                                                 options at       options at
                                               fiscal year-end  fiscal year-end
                                                     (#)              ($)
                        Shares                 ---------------  ---------------
                     acquired on     Value       Exercisable/    Exercisable/
       Name          exercise(#)  Realized($)   unexercisable    unexercisable
       ----          -----------  -----------   -------------   -------------
Donald E. Graham .    --            --             --                  --
Alan G. Spoon.....    --            --        18,000/50,000(1)    $1,049,125/$0
Richard M. Smith*.    --            --         7,000/0            $408,938/$0
G. William Ryan* .    --            --         6,500/2,500        $287,750/$27,750
John B. Morse, Jr.    --            --         2,625/325          $177,985/$7,116
Martin Cohen......    --            --             --                  --
Beverly R. Keil ..    --            --         2,750/250          $143,250/$13,875
______________

   * Until May 1995, also an executive officer of the Company.

   (1) Of Mr. Spoon's unexercised options, one option is for 50,000 shares of Class B Stock at a price of $318.50 (compared to a mean market price of $178.1875 on December 19, 1991, the date on which the option was granted), which does not become exercisable until June 30, 1999.

           Long-Term Incentive Plan -- Awards in Last Fiscal Year(1)

                              Performance
                            or other period     Estimated Future Payouts under
                                until           Non-stock Price-Based Plans(2)
                   Number of  maturation     ---------------------------------
       Name         units      or payout      Threshold    Target      Maximum
       ----         -----      ---------      ---------    ------      -------


Donald E. Graham .  6,402       1/3/99        $346,796    $640,200   $1,173,679
Alan G. Spoon  ...  5,394       1/3/99         292,193     539,400      988,882
Richard M. Smith*.  4,392       1/3/99         219,600     439,200      768,600
G. William Ryan* .  4,392       1/3/99         329,400     439,200      768,600
John B. Morse, Jr.  2,168       1/3/99         117,441     216,800      397,459
Martin Cohen......  1,318       1/3/99          71,396     131,800      241,629
Beverly R. Keil ..  1,236       1/3/99          66,954     123,600      226,596

   *Until May 1995, also an executive officer of the Company.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

   (1) On December 8, 1994, the Compensation Committee of the Board of Directors approved grants of Performance Units effective January 2, 1995, under the Company's Long-Term Plan for the 1995-1998 Award Cycle to various key employees of the Company, including the Chief Executive Officer and the four most highly compensated executive officers as set forth in the table. The payout opportunities will be based on the financial performance of the participant's operating division as compared to that of a peer group of businesses in the case of Mr. Ryan and on the achievement of financial performance targets in the case of Mr. Smith. The payout opportunities for Messrs. Graham, Spoon, Morse, and Cohen and Ms. Keil are based on the simple average of the earned payouts for the major operating divisions of the Company (66.6% weighting), and the Company's total shareholder return during the Award Cycle compared to total shareholder returns of peer companies (33.3% weighting).

   (2) With regard to the threshold, target and maximum amounts, for Mr. Smith to receive a threshold payment of $219,600, a target payment of $439,200 or maximum payment of $768,600, Newsweek will have to achieve a specified percentage (corresponding to the payment level) of the operating income goal for the period 1995-98. For Mr. Ryan to receive a threshold payment of $329,400, a target payment of $439,200 or a maximum payment of $768,600, Post-Newsweek Stations' cash flow margins will have to rank at certain designated percentiles (corresponding to the payment level) among the cash flow margins of a group of peer companies during the duration of the award cycle. Payout values of Units awarded to Messrs. Graham, Spoon, Morse, Cohen, and Ms. Keil will be based on the weighted average of the payout values earned by each of the Company's four major operating divisions (66.6% weighting) and the Company's total shareholder return during the Award Cycle compared to total shareholder returns of peer companies (33.3% weighting).

                                Retirement Plans

   Basic Plans. Most employees of the Company and its Newspaper, Magazine and Broadcasting Divisions, including the individuals identified in the table on page 13, are eligible to participate (subject to minimum service requirements) in one or another of the defined benefit retirement plans maintained by the Company and those Divisions. Benefits under these basic plans are determined on the basis of base salary only, exclusive of all bonuses, deferred compensation and other forms of remuneration. The Company and each of its business units also maintain 401(k) savings plans in which most employees are eligible to participate (subject to minimum service requirements).

   Supplemental Executive Retirement Plan. All amounts over $120,000 that would otherwise be payable under a basic defined benefit retirement plan are currently subject to reduction because of the annual pension limitation imposed by the Tax Equity and Fiscal Responsibility Act of 1982, although the extent of such reductions may vary in individual cases depending on circumstances existing at the time retirement payments commence. In addition, the Omnibus Budget Reconciliation Act of 1993 provides that starting in 1994, with certain exceptions, defined benefit pension benefits and defined contribution plan benefits payable by tax-qualified plans may not be based on annual compensation exceeding $150,000, as indexed.

   To offset these limitations on retirement benefits, the Company adopted effective January 1, 1989, an unfunded Supplemental Executive Retirement Plan (the "SERP") which is patterned after similar plans adopted by many other companies. Under the Company's SERP there will be calculated for certain participating executives (including the executive officers included in the table on page 13) a "supplemented normal retirement benefit", which will be determined under the rules of the applicable qualified defined benefit retirement plan, but without reference to either of the above-mentioned limitations and will also include in earnings not only base salary (as in the past) but also bonuses under the Annual Incentive Compensation Plan. The SERP also provides a supplemental defined contribution plan benefit, which is equal to the applicable company matching contribution percentage times the participating executive's base salary that is in excess of the annual covered compensation limit with respect to qualified plan benefits. The executive is required to make contributions to the SERP in order to receive the applicable matching company credit each year. Starting in 1994, a number of other management employees (not including the executive officers included in the table on page 13) became participants under the Company's SERP with respect to the supplemental normal retirement benefit only. For these participants, the supplemented normal retirement benefits will be determined without reference to either of the above-mentioned limitations, but will include in earnings only base salary and not bonuses. In each case in which a retiring executive's supplemented normal retirement benefit exceeds the benefit payable by the retirement plan or plans in which the executive has participated, the Company will pay such excess amount to him or her as a supplemental retirement benefit. Participation in the SERP is determined by the Compensation Committee of the Board of Directors, which has designated as participants a number of senior executives including all those named in the table on page 13 (except that Mr. Graham, who has elected not to participate in savings plan features of the SERP, will be covered only by the retirement plan features of the SERP described above).


   As of December 31, 1995, Mr. Graham had 22 years of service under the Company plan, Mr. Spoon had 14 years of service under the Company plan, Mr. Cohen had 25 years of service under the Company plan and 3 years of service under the Newsweek plan, Mr. Morse had 7 years of service under the Company plan, Ms. Keil had 13 years of service under the Company plan and 3 years of service under the Post-Newsweek Stations plan, Mr. Ryan had 22 years of service under the Post-Newsweek Stations plan and Mr. Smith had 25 years of service under the Newsweek plan.

   The following tables show the estimated annual benefits payable upon retirement at age 65 to persons in specified remuneration and years-of-service classifications who participate in both the basic retirement plans and the SERP (which includes all the individuals identified in the table on page 13):

                             Pension Plan Tables
--------------------------------------------------------------------------------
                               Estimated Annual Pension (Computed as
                                    Straight Life Annuity) for
    Covered                  Representative Years of Credited Service
  Compensation      -----------------------------------------------------------
------------------
COMPANY PLAN(a)(c)   10       15        20         25         30          35
------------------   --       --        --         --         --          --

$300,000.......  $ 54,000  $ 81,000  $108,000   $135,000   $162,000   $162,000
 400,000.......    71,500   107,250   143,000    178,750    214,500    214,500
 450,000.......    80,250   120,375   160,500    200,625    240,750    240,750
 500,000.......    89,000   133,500   178,000    222,500    267,000    267,000
 550,000.......    97,750   146,625   195,500    244,375    293,250    293,250
 600,000.......   106,500   159,750   213,000    266,250    319,500    319,500
 650,000.......   115,250   172,875   230,500    288,125    345,750    345,750
 700,000.......   124,000   186,000   248,000    310,000    372,000    372,000
 750,000.......   132,750   198,875   265,000    331,625    398,250    398,250
 800,000.......   141,500   212,250   283,000    353,750    424,500    424,500
 850,000.......   150,250   225,375   300,500    375,625    450,750    450,750

                               Estimated Annual Pension (Computed as
                                     Straight Life Annuity) for
    Covered                   Representative Years of Credited Service
 Compensation    --------------------------------------------------------------
--------------       10       15        20         25         30         35
 Post-Newsweek       --       --        --         --         --         --
    Stations
   Plan(a)(c)
---------------

$300,000.......  $ 53,500  $ 80,500  $107,500   $134,500   $161,500   $161,500
 400,000.......    71,000   106,750   142,500    178,250    214,000    214,000
 450,000.......    79,750   119,875   160,000    200,155    240,250    240,250
 500,000.......    88,500   133,000   177,500    222,000    266,500    266,750
 550,000.......    97,250   146,125   195,000    243,875    292,750    292,750
 600,000.......   106,000   159,250   212,500    265,750    319,000    319,000
 650,000.......   114,750   172,375   230,000    287,625    345,250    345,250
 700,000.......   123,500   185,500   247,500    309,500    371,500    371,500
 750,000.......   132,250   198,375   265,000    331,125    397,500    397,500
 800,000.......   141,000   211,750   282,500    353,250    424,000    424,000
 850,000.......   149,750   224,375   300,000    375,125    450,250    450,250

________________

Footnotes appear on page 19.

                         Estimated Annual Pension (Computed as
                               Straight Life Annuity) for
 Newsweek               Representative Years of Credited Service
Plan(b)(c)    -----------------------------------------------------------------
 ------         10         15        20        25        30         35
                --         --        --        --        --         --

$300,000 ..  $31,500   $ 47,250  $ 63,000  $ 78,750  $ 96,000  $112,500
 400,000 ..   41,500     62,250    83,000   103,750   126,500   148,500
 450,000 ..   46,500     69,750    93,000   116,250   141,750   166,500
 500,000 ..   51,500     77,250   103,000   128,950   157,000   184,500
 550,000 ..   56,500     84,750   113,000   141,250   172,250   202,500
 600,000 ..   61,500     92,250   123,000   153,750   187,500   220,500
 650,000 ..   66,500     99,750   133,000   166,250   202,750   238,500
 700,000 ..   71,500    107,250   143,000   178,750   218,000   256,500
 750,000 ..   76,500    114,750   153,000   191,250   233,250   274,500
 800,000 ..   81,500    122,250   163,000   203,750   248,500   292,500
 850,000 ..   86,500    129,750   173,000   216,250   263,750   310,500



(a) Before deducting the effect on benefits of an offset applicable to benefits paid under the Company Plan and the Post-Newsweek Stations Plan and based on average social security covered compensation over the employee's career. For an individual retiring at age 65 during 1996 the deduction would be as follows for the indicated number of years of credited service: 10 years, $2,068; 15 years, $3,102; 20 years, $4,136; 25 years, $5,171; 30 and 35 years, $6,205.

(b) Newsweek's plan required employee contributions until the end of 1982, when it was amended to make the plan non-contributory. The benefits shown in the table are those provided under the amended plan.

(c) Plan provides increased benefits for years of service after 1991. The benefits shown in the table are those provided for service after that year.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overall Policy

   The Company's executive compensation program is based on the premise that compensation should be competitive and linked to corporate performance. To that end, the Company has developed an overall compensation strategy and compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified short-term and long-term performance goals and to long-term appreciation in the Company's stock price. The strategy also supports an environment that rewards Company and business unit achievement as compared to that of industry performance levels over a number of years, where such comparisons are appropriate. The overall objectives of this strategy are to attract and retain key executive talent critical to the long-term success of the Company, to motivate these executives to achieve goals inherent in the Company's business strategy, to link executive and shareholder interests through equity-based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

   Each year the Compensation Committee conducts a full review of the Company's executive compensation program. This review includes a comprehensive report from the Company's Vice President of Human Resources assessing the effectiveness of the Company's compensation program and comparing the Company's executive compensation, corporate performance and total return to shareholders to a group of corporations that represent companies with business portfolios similar to that of the Company. The Compensation Committee reviews the selection of peer companies used for compensation purposes. Certain information about compensation levels in other media companies included in this report is collected by independent consultants. The Compensation Committee uses the median executive compensation range of such peer companies as a guideline in setting the compensation of the Company's executives. The peer companies used for compensation purposes are constructed on a division by division basis and, thus, are not necessarily identical to the peer group index in the Performance Graph included in this proxy statement. For example, in determining the companies by which to measure the Company's broadcasting division, the comparison is made with purely broadcasting companies or broadcasting divisions within multimedia companies; in contrast the peer group selected for comparison purposes in the Performance Graph consists of companies with multimedia holdings. The annual compensation reviews permit an ongoing evaluation of the link between the Company's and its business units' performance and its executive compensation in the context of the compensation programs of other companies and of the Company's total return to shareholders.

   The Compensation Committee determines the compensation of approximately the 60 most highly compensated corporate and divisional executives, including the chief executive officer and the other individuals whose compensation is detailed in this proxy statement (the "named executives"). In reviewing the individual performance of the named executives, the Compensation Committee takes into account the views of Mr. Graham and Mr. Spoon.

   The key elements of the Company's executive compensation consist of base salary, annual bonus, performance units, restricted stock and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Graham, the Company's chief executive officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to an individual, including special incentive compensation plans, pension and savings plan benefits, supplemental retirement benefits and other benefits as well.

Base Salaries

   Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other media companies.

   Salary adjustments are generally implemented on a twelve-month or longer cycle and upon promotion. Such adjustments are determined by evaluating the performance of the Company and the individual executive officer, and may also take into account new responsibilities. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered, including, depending on the business unit, revenue, operating income and cash flow. The Compensation Committee, where appropriate, also considers other measures. These may include, among other factors, increases in market share, reduction or cost containment in operating expenses, journalistic achievements, improvements in product quality and improvements in relations with customers, suppliers and employees, and comparisons to base salaries for comparable positions at other media companies. In order to preserve flexibility in setting compensation, the Compensation Committee has not established specific elements of Company or business unit performance which must be evaluated or assigned relative weights to such elements. Different factors are considered in evaluating each executive officer's base salary depending on such officer's position and business unit.

   With respect to the base salary paid to Mr. Graham in 1995, the Compensation Committee took into account a comparison of base salaries of chief executive officers of peer companies, the Company's results in 1994 and the performance of the Company. The Compensation Committee also took into account Mr. Graham's service to the Company and his performance since 1979 as publisher of The Washington Post. The Compensation Committee noted that Mr. Graham's base salary is significantly below the median of base salaries paid to chief executive officers of peer companies; and furthermore that the performance of the Company in 1995 exceeded budgeted financial goals. However, due to Mr. Graham's request, for personal reasons, to forego a base salary increase, Mr. Graham's base salary in 1995 remained at $400,000, the level established in 1991 upon his promotion to President and chief executive officer.

Incentive Compensation Plans

   The Company has two incentive compensation plans--the Annual Incentive Compensation Plan and the Long-Term Incentive Compensation Plan--under which awards are made primarily to key management and professional employees, including the Company's executive officers, who have made or are in a position to make significant contributions to the profitability of the Company and enhance shareholder value. Each plan is administered by the Compensation Committee.

Annual Bonus Plan

   The Company's Annual Incentive Compensation Plan provides for annual incentive compensation awards based on the Company's and its business units' short-term, i.e., annual, financial performance. At the end of 1994, the Compensation Committee approved a range of incentive payouts for 1995 keyed to performance against specified goals related to budgeted operating income, cash flow or earnings per share, which vary by business unit. In 1995 the Company exceeded its budgeted earnings per share goal and each of its business units exceeded the threshold level of operating income required for earning bonus awards. Mr. Graham waived participation in the Annual Incentive Compensation Plan with respect to 1995. Awards to the other executives whose compensation is detailed in this proxy statement are shown in the column headed "Bonus" in the Summary Compensation Table shown on page 13.

Long-Term Plan

   To balance the Annual Incentive Compensation Plan, which is intended to reward short-term financial performance, the Company's Long-Term Incentive Compensation Plan (the "Long-Term Plan") provides incentives for improved financial performance over periods of Award Cycles (which beginning in 1983 have consisted, and are expected to continue to consist, of four-year periods starting at two-year intervals).

   Performance Units.

   In December 1992, executive officers were granted Performance Units, effective January 4, 1993, for the 1993-1996 Award Cycle. Originally, the value of such Units was to be based on financial results in the last two years of the cycle and in accordance with the payout formulas then adopted. In December 1994 the Compensation Committee adopted revised payout formulas that will determine the value of Performance Units which were awarded for this cycle to Messrs. Ryan and Smith. Such revised formulas, which are discussed below, were adopted while results for the measurement years remain totally uncertain. In the case of Mr. Ryan, the revised payout formula is intended to reflect a more appropriate peer group measurement and will include the financial results of the two television stations acquired by the Company during 1995. In the case of Mr. Smith, the revised payout formula was required due to the Company's inability to obtain adequate financial information from the appropriate group of peer companies.

   Under the revised payout formula, the value of Units awarded to Mr. Ryan will be based on his division's cash flow margin over the 1995-1996 measurement period compared to the cash flow margins of a number of peer companies. For Mr. Ryan to receive a threshhold payment of $303,300, a target payment of $448,840 or a maximum payment of $707,700, Post-Newsweek Stations' cash flow margins will have to rank at certain designated percentiles (corresponding to the payment level) among the cash flow margins of a group of peer companies during the duration of the award cycle. The value of Units awarded to Mr. Smith will be based on a combination of the original payout formula which will be applicable to the 1993-1994 period and the revised payout formula which will be applicable to the 1995-1996 period. For Mr. Smith to receive a threshhold payment of $202,200, a target payment of $404,400 or a maximum payment of $606,600, Newsweek will have to achieve (i) a specified percentage (corresponding to the payment level) of the average performance index of several groups of peer companies based on changes in operating income margins with respect to the original payout formula for the 1993-1994 period and (ii) a specified percentage (corresponding to the payment level) of the operating income goal with respect to each of 1995 and

1996. An additional payment of $50,550 also may be earned if, in the judgement of the Compensation Committee, Newsweek's business performance, including non-operating income measurements, is considered excellent.

   Payout values of Units awarded to Mr. Graham and Mr. Spoon and the other Company executive officers named in the Summary Compensation Table shown on page 13 under the 1993-1996 Award Cycle will continue to be determined by the original payout formula which was adopted at the time the Units were awarded and which is based on the weighted average of the payout values earned by each of the Company's four major operating divisions and subject to the attainment of a minimum required return on equity. The weighted average will be based on operating income contribution of each division.

   On December 8, 1994, the Compensation Committee of the Board of Directors approved grants of Performance Units effective January 2, 1995, under Company's Long-Term Plan for the 1995-1998 Award Cycle to various key employees of the Company, including the chief executive officer and the executive officers named in the table on page 13. Pursuant to these grants, the chief executive officer and the named executives received the following: Donald E. Graham, 6,402 Performance Units; Alan G. Spoon, 5,394 Performance Units; Richard M. Smith, 4,392 Performance Units; G. William Ryan, 4,392 Performance Units; John B. Morse, Jr., 2,168 Performance Units; Martin Cohen, 1,318 Performance Units; and Beverly R. Keil, 1,236 Performance Units. Each Performance Unit has a nominal value of $100. The number of Units awarded is determined with reference to an individual's Plan grade. The payout opportunity for Mr. Ryan will be based on the financial performance of the Post-Newsweek Stations division as compared to that of a group of peer companies. The payout opportunity for Mr. Smith will be based on the achievement of financial performance targets for Newsweek, Inc. The payout opportunities for Messrs. Graham, Spoon, Morse and Cohen and for Ms. Keil are based on the simple average of the earned payouts for the major operating divisions of the Company (66.6% weighting), and the Company's total shareholder return during the Award Cycle compared to total shareholder returns of peer companies (33.3% weighting).

   Restricted Stock.

   In December 1994, executive officers and other key employees were granted new Restricted Stock for the 1995-98 Award Cycle, effective January 2, 1995, based on the same formula for determining the number of shares of Restricted Stock used in prior years, including 551 shares of Restricted Stock awarded to Mr. Graham. The number of shares of Restricted Stock awarded is determined by dividing an amount equal to 25% of the individual's Plan grade mid-point by the actual market value of the Company's Class B Stock on the trading day immediately preceding the date on which such awards are approved. Awards to the named executives are referenced in the footnote to the column headed "Restricted Stock Awards" in the Summary Compensation Table shown on page 13.

   On January 2, 1995, the restrictions terminated on shares of Restricted Stock awarded to Mr. Graham and the other named executives for the 1991-94 Award Cycle. On that date, Mr. Graham received unrestricted title to 525 shares having a fair market value of $126,656 on January 3, 1995.

   Special Incentives.

   From time to time the Compensation Committee adopts special targeted incentive plans for key executives. These plans provide a one-time special incentive opportunity based on the achievement of special quantifiable operating objectives. In 1994 the Committee adopted special incentive programs for Messrs. Ryan and Smith. In each case, a special incentive may be earned at the end of 1997, based on the attainment of financial goals specified in these plans relating to average annual operating income for Post-Newsweek Stations and Newsweek, respectively. No incentives will be paid if the financial goals are not met.

Stock Option Plan

   Under the Company's Stock Option Plan, which was approved by shareholders, shares of Class B Stock are issuable upon the exercise of stock options that have been or may be granted to key employees of the Company and its subsidiaries, including the executives whose compensation is detailed in this proxy statement.

   The Compensation Committee believes that significant equity interests in the Company held by key employees responsible for the Company's future growth and continued success align the interests of shareholders and management, since the full benefit of the compensation package cannot be realized unless stock appreciation occurs over a number of years. In the opinion of management, which is concurred in by the Compensation Committee, there are at present approximately 30 key employees who fall within that category. Although there is no target stock ownership level for key employees, in determining the number of shares to be granted under options, the Compensation Committee takes into account the amount and value of options currently held, as well as makes a judgment about the level of contribution already made by and the potential of such key employees to continue to make contributions to the Company. The Compensation Committee does not assign relative weights to such factors.

   Given Mr. Graham's significant ownership in the Company (see description of holdings under "Stock Holdings of Certain Beneficial Owners and Management"), the Compensation Committee has not granted any stock options to Mr. Graham.

   In 1995, a non-qualified stock option was granted to Mr. Ryan with respect to 2,000 shares at fair market value price on the date of the grant. No other stock option awards were granted to the executives whose compensation is detailed in this proxy statement during 1995.

Other Compensation Plans

   At various times in the past the Company has adopted certain broad-based employee benefit plans in which the chief executive officer and the other individuals whose compensation is detailed in this proxy statement are eligible to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to applicable legal limitations on the amount of benefits that may be payable pursuant to those plans. Benefits under the savings and retirement plans are not tied to Company performance.

   For the chief executive officer and certain other senior executives and managerial employees including the named executives, the Company's Supplemental Executive Retirement Plan ("SERP") provides tax-deferred accruals of amounts proportionate to the benefits available to non-highly compensated participants in the Company's savings and retirement plans, but which exceed benefits permitted under the Company's plans due to tax law limitations. In 1995 no amount was accrued for the benefit of Mr. Graham with respect to an employer credit under the Company's SERP inasmuch as Mr. Graham waived his right for 1995 to maintain a separate unfunded saving plan account under the SERP. The amount accrued to the named executives are shown in the footnote to the column headed "All other compensation" in the Summary Compensation Table shown on page 13. The estimated annual pension amounts set forth in the table on pages 18 and 19 show the benefits payable to Mr. Graham and the named executives to the extent they participate in the applicable basic retirement plan and the supplemental executive retirement plan. The benefits payable to Mr. Graham and the named executives under the SERP are determined with reference to compensation including bonuses under the Annual Incentive Compensation Plan.

Conclusion

   Through the programs described above, a significant portion of the Company's executive compensation is linked directly to business unit and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders and deems it desirable that compensation paid under the Annual Incentive Compensation Plan, the Long-Term Incentive Compensation Plan and the Stock Option Plan meet the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code concerning deductibility of executive compensation. However, the Committee reserves the right to put in place compensation programs that do not meet the requirements of
Section 162(m) so as to result in compensation payments that are not deductible by the Company, if such programs are otherwise in the best interests of the Company.

                                   George W. Wilson, Chairman
                                   James E. Burke
                                   Richard D. Simmons

Compensation Committee Interlocks and Insider Participation

   James E. Burke, Richard D. Simmons and George W. Wilson served as members of the Compensation Committee in 1995.

   Mr. Richard D. Simmons, a member of the Compensation Committee of the Board of Directors since May 14, 1992, was the Company's President and Chief Operating Officer from September 1981 to May 9, 1991. During the past fiscal year, Mr. Simmons received $100,000 pursuant to a three-year agreement with the Company entered into following termination of his employment on June 30, 1991, which was extended in July 1994 through March 31, 1996. Under this agreement, Mr. Simmons consults and advises on business matters affecting the Company and oversees the Company's interest in the International Herald Tribune, S.A., including having served as its President and directeur de la publication.

                                Performance Graph

   The following graph is a comparison of the yearly percentage change in the Company's cumulative total shareholder return with the cumulative total return of the Standard & Poor's 500 Stock Index and a new index, the Standard & Poor's Publishing/Newspapers Index. The graph also includes a comparison with the cumulative total return of a group of peer issuers which had been used in prior years and which will not be used in the future due to the changed nature of the peer group in the last three years. During the period of 1993 through 1995, four of the sixteen companies included in the peer group have been acquired by other companies and are no longer publicly traded entities and in 1996 at least one more company, Capital Cities/ABC, Inc., which has been acquired by the Disney Company, has ceased to be a publicly traded entity. The Standard & Poor's 500 Stock Index is comprised of 500 U.S. companies in the industrial, transportation, utilities and financial industries, weighted by market capitalization. The Standard & Poor's Publishing/Newspapers Index is comprised of Dow Jones & Company, Inc., Gannett Co., Inc., Knight-Ridder, Inc., The New York Times Company, The Times Mirror Company and Tribune Company, all companies previously included in the peer group comparison, weighted by market capitalization.

   The graph reflects the investment of $100 on December 31, 1990 in the Company's Class B Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Publishing/Newspapers Index. For purposes of this graph, it has been assumed that dividends were reinvested on the date paid in the case of the Company and the group of peer issuers and on quarterly basis in the case of the Standard & Poor's 500 Index and the Standard & Poor's Publishing/Newspaper Index.

                         The Washington Post Company
                   Cumulative Total Shareholder Return for
                  Five-Year Period Ending December 31, 1995


                                IMAGE OMITTED

December 31...                 1990    1991    1992     1993      1994     1995
Washington Post               100.00  100.16  120.53   136.05    131.78   155.77
S&P 500                       100.00  130.34  140.25   154.32    156.42   214.99
Peer Group                    100.00  108.61  126.04   151.90    157.11   211.05
S&P Publishing (Newspapers)   100.00  121.09  135.47   156.92    145.03   182.63



   (1) The peer group includes the following companies: Gannett Co. Inc., Knight Ridder, Inc., The New York Times Company, The Times-Mirror Company, Tribune Company, A.H. Belo Corp., Dow Jones and Company, Inc., Lee Enterprises, Inc., McGraw Hill Inc., Media General Inc., Meredith Corp., Pulitzer Publishing Company, Capital Cities/ABC, Inc. Affiliated Publications, Inc., which is included in the peer group returns prior to 1993, is not included in the peer group returns for 1993, 1994 and 1995 because during 1993 Affiliated Publication, Inc., was acquired by The New York Times Company. None of CBS Inc., Multimedia Inc. and Park Communications, Inc., each of which is included in the peer group returns prior to 1995, is included in the peer group returns for 1995 because during that year CBS Inc. was acquired by Westinghouse Electric Corp., Multimedia Inc. was acquired by Gannett Co., Inc. and Park Communications, Inc. was acquired by Park Acquisitions.

Certain Transactions

   The firm of Ruane, Cunniff & Co., Inc., of which Mr. William J. Ruane, a Director of the Company, is Chairman of the Board and a principal owner, is one of two firms that managed the investment of the Company's retirement funds in 1995, for which services it received $1,240,996.

   Effective March 1, 1996, the Company renewed a contract with Mrs. Elizabeth Weymouth, the daughter of Mrs. Katharine Graham and the sister of Mr. Donald Graham, under which she contributes articles to The Washington Post newspaper. After March 1, 1996, Mrs. Weymouth will receive compensation of $80,000 on an annualized basis and reimbursement of certain expenses associated with providing those articles.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

   As of the date of this Proxy Statement the only matters that the Board of Directors expects to present to the meeting are those discussed herein. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote on those matters in accordance with their best judgment.

   Upon the recommendation of the Audit Committee, the Board of Directors has selected Price Waterhouse LLP as the Company's independent accountants to audit and report on its financial statements for the fiscal year 1996. The same firm has acted as the Company's independent accountants continuously since the Company was organized in 1946. As in previous years, a representative of Price Waterhouse LLP will be present at the Annual Meeting, will have the opportunity to make any statement he may desire with respect to the Company's financial statements for 1995 and his firm's relationship with the Company, and will be available to respond to appropriate questions from stockholders.

                                  NOTICE OF
                                ANNUAL MEETING
                                     AND
                               PROXY STATEMENT
                                     1996



                           THE WASHINGTON POST COMPANY
                           ---------------------------